SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest

Event Reported): December 29, 2003

WJ COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE

94-1402710
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

401 River Oaks Parkway, San Jose, California
95134
(Address of principal executive offices)	(Zip Code)

(408) 577-6200

(Registrant’s telephone number, including area code)

Item 5.                                                           Other Events and Regulation FD Disclosure

On December 29, 2003, the Securities and Exchange Commission (the “Commission”) declared effective WJ Communications, Inc.’s (the “Company”) shelf registration statement on Form S-3 (File No. 333-110111), which was originally filed with the Commission on October 30, 2003, covering the offer by the Company from time to time of up to 2 million shares of common stock.  The timing and amount of any offering will depend on market and general business conditions and any offer or sale of these securities may be made only by means of a prospectus and related prospectus supplement.  Unless otherwise described in connection with a particular offering, proceeds from the sale of the shares will be used for general corporate purposes.  The registration statement also covers the resale by certain selling stockholders, principally the Company’s controlling stockholder Fox Paine Capital Fund, L.P., as well as others, of up to 13 million shares of common stock.  The Company will not receive any proceeds from the sale of shares by the selling stockholders.

This report on Form 8K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.

	By:	/s/ MICHAEL R. FARESE, PhD.
Michael R. Farese, Ph.D.
President and Chief Executive Officer
(principal executive officer)

Dated: December 29, 2003